UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 19, 2011

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

German American Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2011. At the meeting, the holders of 12,556,378 of the Company’s common shares were entitled to vote. Matters voted upon at the annual meeting were as follows:

1.

Election of three directors, each to serve until the 2014 annual meeting of shareholders;

2.

Approval of a proposal to amend the Company’s Articles of Incorporation to increase the number of our authorized common shares from 20 million to 30 million;

3.

Approval, by a non-binding advisory vote, of the compensation of its executive officers named in the Company’s proxy statement for the annual meeting;

4.

Selection, by a non-binding advisory vote, of the frequency of the advisory vote on executive compensation;

5.

Approval, by a non-binding advisory vote, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The final results of the votes taken at the annual meeting were as follows:

Proposal 1: Election of Three Directors for Terms Expiring in 2014:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Christina M. Ernst	7,308,146	137,850	2,214,893
Gene C. Mehne	7,342,316	103,680	2,214,893
Mark A. Schroeder	7,329,386	116,610	2,214,893

Proposal 2: Approval of Proposal to Amend the Articles of Incorporation to Increase Authorized Common Shares:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

9,144,359	406,820	109,709	0

Proposal 3: Approval, by a Non-Binding Advisory Vote, of the Compensation Paid to the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

7,024,349	177,164	244,483	2,214,893

Proposal 4: Selection, by a Non-Binding Advisory Vote, of the Frequency of Voting on Compensation Paid to the Company’s Named Executive Officers:

One Year	Two Year	Three Year	Abstain

1,656,264	520,640	5,024,026	244,709

There were 2,214,893 broker non-votes on Proposal 4.

Proposal 5: Approval, by a Non-Binding Advisory Vote, of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

9,460,618	77,900	122,370	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By: /s/ Mark. A. Schroeder

Mark A. Schroeder, Chairman and CEO

Date:   May 20, 2011